2008 Plan Amendment

AMENDMENT TO THE

GOOD TIMES RESTAURANTS INC.

2008 OMNIBUS EQUITY INCENTIVE COMPENSATION PLAN

Good Times Restaurants Inc. (the “Company”) previously approved and adopted the Good Times Restaurants Inc. 2008 Omnibus Equity Incentive Compensation Plan (the “2008 Plan”) to promote the success and enhance the value of the Company by linking the personal interests of the 2008 Plan’s participants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance in order to help grow the Company and to generate superior returns to its stockholders.  By this Amendment, the Company desires to amend the 2008 Plan to increase the number of shares available under the 2008 Plan.

1.

Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the 2008 Plan.

2.

The effective date of this Amendment to the 2008 Plan shall be September 14, 2012.

3.

Section 4.1 of the 2008 Plan is amended and restated in its entirety as follows:

“Number of Shares Available for Awards.  Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be 500,000 (such total number of Shares, including such adjustment, the “Total Share Authorization”).  Any Shares issued in connection with an Option or SAR shall be counted against the Total Share Authorization limit as one (1) Share for every one (1) Share issued; for Awards other than Options and SARs, any Shares issued shall be counted against the Total Share Authorization limit as two (2) Shares for every one (1) Share issued.  The maximum aggregate number of Shares that may be issued through Nonqualified Stock Options shall be equal to the Total Share Authorization.  The maximum aggregate number of Shares that may be issued through Incentive Stock Options shall be equal to the Total Share Authorization.”

4.

This Amendment shall amend only the provisions of the 2008 Plan as set forth herein.  Those provisions of the 2008 Plan not expressly amended hereby shall be considered in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on this 14 day of September, 2012.

GOOD TIMES RESTAURANTS INC.
By: /s/ Boyd E. Hoback

Its: President, CEO